UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 20, 2015

Trinity Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation	(Commission File No.)	(I.R.S. Employer Identification No.)

2525 N. Stemmons Freeway, Dallas, Texas		75207-2401
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	214-631-4420
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 20, 2015, Trinity Industries, Inc., a Delaware corporation (the “Company”), entered into a Credit Agreement (the “Credit Agreement”), by and among the Company, as borrower, the lenders party thereto (the “Lenders”), JPMorgan Chase Bank, National Association (“JP Morgan”), as administrative agent, Bank of America, N.A., as syndication agent, and Wells Fargo Bank, National Association, as documentation agent. The Credit Agreement replaces the Company’s existing Third Amended and Restated Credit Agreement, dated as of October 20, 2011.

The Credit Agreement provides for a $600.0 million unsecured revolving line of credit with a maturity date of May 20, 2020. The Credit Agreement includes a $600.0 million sublimit for the issuance of letters of credit (each, a “Letter of Credit”). The Company may also increase the amount of the commitments under the Credit Agreement by an aggregate amount not to exceed $300.0 million, subject to certain conditions including the agreement of existing Lenders to increase their commitments or by obtaining commitments from one or more new Lenders.

On May 20, 2015, there were no outstanding loans borrowed under the Credit Agreement and there were approximately $88.6 million in Letters of Credit issued under the Credit Agreement. Subject to certain exceptions, borrowings under the Credit Agreement bear interest at the Company’s option at either (a) a reserve adjusted London interbank offered rate (the “Adjusted LIBO Rate”), plus an applicable margin ranging from 1.00% to 1.75% per annum based on the Company’s credit rating, or (b) a base rate (defined as the greater of (i) the prime rate, (ii) the federal funds effective rate plus 0.50% or (iii) the Adjusted LIBO Rate plus 1.0%), plus an applicable margin ranging from 0.00% to 0.75% per annum based on the Company’s credit rating.

In connection with the Credit Agreement, certain of the Company’s Material Domestic Subsidiaries (as defined in the Credit Agreement), including Trinity Industries Leasing Company, a Delaware corporation, Trinity Marine Products, Inc., a Delaware corporation, Trinity Rail Group, LLC, a Delaware limited liability company, Trinity Tank Car, Inc., a Delaware corporation, Trinity North American Freight Car, Inc., a Delaware corporation, and Trinity Meyer Utility Structures, LLC, a Delaware limited liability company, guaranteed the Company’s obligations under the Credit Agreement.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement.

The Information set forth in Item 1.01 is incorporated by reference herein.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1
Credit Agreement, dated as of May 20, 2015, by and among Trinity Industries, Inc., as Borrower, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, Wells Fargo Bank, N.A., as Documentation Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

May 22, 2015	By:	/s/ James E. Perry
Name: James E. Perry
Title: Senior Vice President and Chief Financial Officer

Exhibit Index
Exhibit No.	Description

10.1
Credit Agreement, dated as of May 20, 2015, by and among Trinity Industries, Inc., as Borrower, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, Wells Fargo Bank, N.A., as Documentation Agent.